UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

January 21, 2008
Date of Report (Date of earliest event reported)

EESTECH, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-32863	33-0922627
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1260 S. Highway 89, Building 1, Suite H-5
Chino Valley, Arizona 86323
(Address of principal executive offices and zip code)

(928) 636-6255
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Convertible Note Subscription Agreement

On January 21, 2008, EESTech, Inc. (the “Company”) entered into a Subscription Agreement (the “Agreement”) with Rohini Finch, a resident of London, England (the “Subscriber”), regarding the subscription for and issuance of 2,500,000 shares of common stock of the Company (the “Shares”). As of the date of the Agreement, neither the Company nor any of its affiliates had a material relationship with Subscriber unrelated to the Agreement.

Pursuant to the terms of the Agreement, the Subscriber agreed to make a subscription payment of US $2,000,000 to the Company in exchange for the Shares (“Subscription Payment”), and that the Shares would be issued at US $0.80 per Share (the “Per Share Price”). As of the date of filing of this current report on Form 8-K (the “Filing”), the Subscription Payment has not been delivered to the Company, and the Shares have not been issued to the Subscriber.

Possible issuance of additional shares.

Subject to certain exceptions outlined in the Agreement, the Company will be obligated to issue additional shares of its common stock to Subscriber if the Company issues shares of its common stock to another investor at a price less than the Per Share Price between the date of the Agreement and the sooner to occur of (a) twelve months following the date of the Agreement or (b) the date on which shares of the Company’s common stock are approved for listing on a recognized stock exchange (the “Adjustment Period”). In the event the Company issues shares of its common stock to an investor at a price lower than the Per Share Price during the Adjustment Period, the Per Share Price will be adjusted to the lowest price at which shares of common stock of the Company are issued during the Adjustment Period. The newly-adjusted Per Share Price shall then be multiplied by the Subscription Payment, and the Company shall be obligated to issue to Subscriber a number of common shares of Company stock equal to the difference between the result of this calculation and the number of Issued Shares. The foregoing obligation of the Company will only arise if the Company receives the Subscription Price and issues the Shares to Subscriber.

The Note Option.

The Agreement also provides the Subscriber with an option to enter into a Convertible Note Purchase Agreement to purchase a convertible note from the Company (the “Note Option”). If the Note Option is exercised, the convertible note would be convertible into common shares of the Company’s stock upon the occurrence of certain specified events. The Subscriber may exercise the Note Option any time at or before 5:00 p.m. GMT on the forty-fifth day following the date of the Agreement. If Subscriber exercises the Note Option, Subscriber shall pay US $3,000,000 to the Company on or before the third business day following the date of such exercise. As of the date of this Filing, the Note Option has not been exercised.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EESTECH, INC.

Date: January 25, 2008	By:	/s/ Murray Bailey
Name: Murray Bailey
Title: Chief Executive Officer